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                                                                    Exhibit 23.3










                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 of Community Banks, Inc., of our report dated January 20, 1995, except for note 12, as to which the date is July 5, 1995, on our audits of the financial statements of The Citizens' National Bank of Ashland as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our Firm under the caption "Experts."





/s/ COOPERS & LYBRAND L.L.P.

One South Market Square
Harrisburg, PA  17101-9916
October 5, 1995